AMENDMENT NO. 1
TO THE PUBLIC POLICY HOLDING COMPANY, INC. 2021 OMNIBUS INCENTIVE PLAN

THIS AMENDMENT NO. 1 TO THE PUBLIC POLICY HOLDING COMPANY, INC. 2021 OMNIBUS
INCENTIVE PLAN (the “LTIP Amendment”) is effective as of May 9, 2024 (the “Effective Date”).
WHEREAS, the Remuneration Committee of the Board of Directors of Public Policy Holding Company, Inc., a Delaware corporation (the “Board”), has reviewed, approved and recommended to the Board that the Board ratify, approve and adopt, and the Board has reviewed, ratified, approved and adopted, this LTIP Amendment effective as of the Effective Date:
1.Section 3(a) (Stock Issuable) of the Public Policy Holding Company, Inc. 2021 Omnibus Incentive Plan (the “LTIP”) is hereby amended by deleting the first sentence thereof and replacing it with the following:
“An Award must not be granted if the number of Shares committed to be issued under that Award exceeds 15 percent of the ordinary share capital of the Company in issue immediately before that day, when added to the number of Shares which have been issued, or committed to be issued, to satisfy Awards under the Plan, or options or awards under any other employee share plan operated by the Company, granted in the previous five years, as adjusted pursuant to the third sentence of this paragraph and Section 3(c).”
2. The LTIP, as amended by this LTIP Amendment, shall continue in full force and effect in accordance with its terms. In the event there are any conflicts between the terms of the LTIP and this LTIP Amendment, this LTIP Amendment shall control.